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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               __________________

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 10, 2005
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                       Network-1 Security Solutions, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                  1-14896                      11-3027591
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(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)


              445 Park Avenue, Suite 1028, New York, New York 10022
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (212) 829-5700


                                       N/A
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         (Former name or former address, if changed since last report.)






         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On November 14, 2005, the Company issued a press release announcing its results of operations for its third quarter ended September 30, 2005. A copy of the press release is furnished herewith as Exhibit 99.1.

         The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 or Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.



ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

         On November 10, 2005, management concluded that the Company's financial statements for the year ended December 31, 2004, for the three and six months periods ended June 30, 2004, and the nine months ended September 30, 2004 should be restated due to not recording a deemed dividend with respect to an exchange transaction in April 2004. Additionally, on that date management also concluded that the financial statements for the year ended December 31, 2003 should be restated due to not presenting the gain on sale of the Company's software assets and revenue and expenses associated with the software business as discontinued operations.

         In April 2004, the Company entered into an exchange agreement with the holders of all of the Company's outstanding shares of Series E convertible preferred stock ("Series E") and Series D convertible preferred stock ("Series D") to exchange 2,483,508 shares of Series E for 6,208,770 shares of common stock and 231,054 shares of Series D for 489,348 shares of common stock (the "Exchange Transaction"). The holders of the Series E and Series D received 1.25 times the number of shares of common stock that each preferred stockholder would have otherwise received upon conversion.

         The staff of the Division of Corporate Finance of the Securities and Exchange Commission in reviewing the Company's 10-KSB for the year ended December 31, 2004 commented on the Company's accounting of the 2004 Exchange Transaction which included discussions concerning whether or not the Preferred Stock (Series E and Series D) contained a "beneficial conversion feature" which should be accounted for under Emerging Issues Task Force Issue No. (EITF) 00-27 as a deemed dividend and included in the net loss attributable to common stockholders and the per share amounts.

         The Company has concluded that it should have recognized a deemed dividend as a result of the beneficial conversion feature in accordance with ETIF 00-27. The change in the accounting treatment for the Exchange Transaction results in an increase to the net loss attributable to common stockholders of $273,000. The loss per share is increased by $(0.01) per share and $(0.03) per share for the three and six months ended June 30, 2004, $(0.02) per share

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for the nine months ended September 30, 2004 and $(0.02) per share for the year ended December 31, 2004.

         In addition, following discussions with the staff of the Securities and Exchange Commission pertaining to comments relating to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, the Company's management also concluded that the gain on sale of assets associated with the Company's software products in May 2003 and expenses and revenues related to the software business should be reclassified to discontinued operations in accordance with Statement of Financial Accounting Standards (SFAS) No. 144. This reclassification has no effect on the net loss, net loss attributable to common stockholders or net loss per common share-basic and diluted.

         The Company's management and audit committee has discussed the restatement matters disclosed herein with the Company's independent registered public accounting firm.

         As a result of management's determination, the previously issued financial statements for the years ended December 31, 2004 and 2003, the three and six months ended June 30, 2004 and the nine months ended September 30, 2004 should no longer be relied upon.



ITEM 9.01   FINANCIAL STATEMENTS ARE EXHIBITS

Exhibit
Number      Description
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99.1        Press Release, dated November 14, 2005














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                                    SIGNATURE
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  NETWORK-1 SECURITY SOLUTIONS, INC.



Dated:   November 15, 2005        By: /s/ Corey M. Horowitz
                                      ------------------------------------------
                                      Name:   Corey M. Horowitz
                                      Title:  Chairman & Chief Executive Officer


























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